Exhibit 10.22

Pursuant to 17 CFR 229.601, certain identified information marked “[**]” has been excluded from this exhibit because it is both (i) not material and (ii) is the type the registrant treats as private and confidential and would be competitively harmful if publicly disclosed.

Financial Technology Partners LP | FTP Securities LLC	Securities Offered Through FTP Securities LLC

One Front Street 31st Floor | San Francisco CA 94111

PERSONAL AND CONFIDENTIAL

February 19, 2021

Michael Praeger

Chief Executive Officer and Co-Founder

AvidXchange, Inc.

1210 AvidXchange Lane

Charlotte, NC 28206

Dear Mike:

We are pleased to amend and restate the arrangements under which Financial Technology Partners LP and FTP Securities LLC and their successors (together, “FT Partners”) are engaged by AvidXchange, Inc. (the “Company”) as its exclusive financial and strategic advisor in connection with one or more possible Transactions (as defined in Annex B, which, along with Annex A, is incorporated by reference into this Amended and Restated Engagement Letter) involving the Company.

1.	Recitals.

WHEREAS, the Company and FT Partners are parties to that certain engagement letter by and between the Company and FT Partners, dated August 24, 2010 (the “Original Engagement Letter”);

WHEREAS, the Company has requested that FT Partners amend and restate the Original Engagement Letter by entering into this Amended and Restated Engagement Letter (the “Amended and Restated Engagement Letter”);

WHEREAS, FT Partners is willing to amend and restate the Original Engagement Letter in consideration of the Company entering into this Amended and Restated Engagement Letter and simultaneously paying to FT Partners an amount in cash equal to $50,000,032.91, which amount is in consideration of this amendment and restatement and is not contingent upon any future services by FT Partners; provided that FT Partners and the Company have further agreed that FT Partners will invest such amount in shares of common stock, par value $0.001 per share, of the Company at a price per share of $49.012, for a total issuance of 1,020,159 shares of common stock (the “Share Issuance”), which Share Issuance is being effected concurrently herewith pursuant to the subscription agreement attached as Annex C (the “Subscription Agreement”);

WHEREAS, the parties acknowledge that, as of the date of the Amended and Restated Engagement Letter, neither party has failed to perform any of its obligations under the Original Engagement Letter or otherwise breached the Original Engagement Letter, and the Company acknowledges that the services performed by FT Partners under the Original Engagement Letter have at all times been performed to the complete satisfaction of the Company;

Initials:
Company	__________	FT Partners	__________

AvidXchange, Inc.

February 19, 2021

WHEREAS, the parties acknowledge that with the execution of this Amended and Restated Engagement Letter and the simultaneous Share Issuance under the Subscription Agreement, all obligations under the Original Engagement Letter shall be considered satisfied (for the avoidance of doubt, nothing contained herein shall limit FT Partners’ rights to indemnification set forth in the Original Engagement Letter based on actions or omissions arising prior to the date hereof);

WHEREAS, the Company acknowledges that this Amended and Restated Engagement Letter restates in its entirety the Original Engagement Letter, which is hereby terminated and of no further force and effect;

WHEREAS, the Company and FT Partners each acknowledge that they are entering into this Amended and Restated Engagement Letter on an arm’s-length basis and that each has had ample opportunity to consult with its respective legal counsel regarding the terms thereof; and

WHEREAS, the Company and FT Partners each acknowledge that they are freely entering into the Amended and Restated Engagement Letter with full knowledge regarding the terms thereof and not in reliance upon any statements made by any other party.

2.	Services.

During the term of FT Partners’ engagement, and as mutually agreed upon by FT Partners and the Company, FT Partners will provide the Company with overall advisory services regarding analysis and evaluation of strategic options, periodic updates to management and the Company’s Board of Directors (the “Board”) on key industry transactions, trends and valuations which may impact the Company, financial advice and assistance in connection with a potential Transaction, which may include performing financial analyses, searching for investor(s) or purchaser(s) acceptable to the Company, coordinating meetings with such potential investor(s) or purchaser(s) and assisting the Company in negotiating the financial aspects of the Transaction, as well as any other services we mutually deem appropriate. FT Partners will have conference calls and meetings with the Company as reasonably appropriate in the course of providing such services.

3.	Fees.

(a) In consideration of the services being provided by FT Partners hereunder, if one or more Transactions is consummated (i) between the date hereof and the date of the termination of this Amended and Restated Engagement Letter or (ii) during the Tail Period (as defined below), the Company agrees to pay FT Partners a transaction fee (the “Transaction Fee”) for each such transaction according to the following schedule:

(i) In the case of a Company Sale (as defined in Annex B), the Transaction Fee shall be 1.75% of any Aggregate Consideration (as defined in Annex B);

(ii) In the case of a Capital Raise (as defined in Annex B) occurring (1) prior to such time as the Company completes an IPO (as defined in Annex A) or (2) in conjunction with an IPO, the Transaction Fee shall be [**]% of the gross proceeds of the Capital Raise;

(iii) In the event the Company completes an IPO, the Transaction Fee shall be 1% of the gross proceeds of such IPO (at the offering price, not the underwriters’ discounted price), including any option to purchase or place additional shares exercised by the underwriters; and

(ii) After completion of an IPO, in the event the Company completes one or more Follow-On Offerings (as defined in Annex B), the Transaction Fee shall be 1% of the first $500 million of cumulative aggregate gross proceeds on any such Follow-On Offerings (at the offering price, not the underwriters’ discounted price), including any option to purchase or place additional shares exercised by the underwriters. After the first $500 million of post-IPO Follow-On Offering proceeds, FT Partners shall have no further right to participate in or to be paid for financial advisory services in connection with a Capital Raise or Follow-On Transaction, absent a new written agreement with the Company.

Initials:
Company	__________	FT Partners	__________

AvidXchange, Inc.

February 19, 2021

(b) The Company may engage other financial advisors at any time and from time to time, and notwithstanding any such engagement, FT Partners will use its reasonable best efforts to carry out its obligations under this Amended and Restated Engagement Letter, and will cooperate with such other financial advisors in good faith as directed by the Company.

(c) If in connection with the termination or abandonment of any proposed Transaction occurring during the Term or the Tail Period (as defined below), the Company receives any so called “termination,” “break up,” “topping” or similar fee or payment (including any judgment for damages or amount in settlement of any dispute as a result of any termination or other failure to consummate any such Transaction) or any profit arising from any shares (or option to acquire shares or assets) of any prospective purchaser or any of its affiliates acquired in connection with any such Transaction, FT Partners shall receive a termination fee equal to 20% of all such fees or profits, net of direct out of pocket expenses (including, without limitation, financing fees, legal fees and investment banking fees) incurred by the Company in connection with any such proposed Transaction other than this termination fee. Such fee shall be payable to FT Partners promptly upon receipt of any such compensation by the Company.

(d) If, in lieu of a Transaction, the Company completes an alternative transaction similar in type or purpose with the assistance of FT Partners, FT Partners and the Company will negotiate in good faith the appropriate compensation for FT Partners, which will take into account, among other things, the custom and practice among investment bankers in similar size and type of transactions.

(e) The Company will pay, or will instruct the purchaser to pay, all fees and expenses payable to FT Partners pursuant to this Amended and Restated Engagement Letter simultaneously with, or prior to, the consummation of the Transaction, as a condition to the closing of such Transaction. In the event the Company or a purchaser fails to timely pay the fees and expenses of FT Partners due hereunder at the times described herein, the unpaid fees and expenses due to FT Partners shall bear interest at the rate of two percent (2%) per month, or the highest rate permitted by law if less, until paid in full. The Company agrees that all payments to be made to FT Partners shall be made in cash in United States dollars; provided, however that if some or all of the consideration to the Company or its members in a Transaction is in the form of securities, FT Partners may, at its sole discretion, elect to receive a portion of the Transaction Fee in such securities in lieu of cash, provided that the relative portion of the Transaction Fee consisting of such securities shall not exceed the relative portion of the Aggregate Consideration consisting of securities. The Company further agrees that all payments to be made to FT Partners hereunder shall be made without deduction for any withholding, value added or other similar taxes, any and all of which, to the extent taxable to FT Partners, shall be the sole responsibility of FT Partners.

(e) If any portion of the Aggregate Consideration is payable to any person or entity after the closing of the Transaction and is either (a) a contingency payment relating to future earnings, revenue or other performance-related targets or (b) amounts held in escrow relating to indemnity holdbacks or any other guaranteed payments (together, “Contingency Consideration”), that portion of the Transaction Fee attributable to such Contingency Consideration shall be paid to FT Partners at the same time such Contingency Consideration is actually paid to such person or entity.

4. Expenses.

Regardless of whether or not any Transaction occurs, the Company also agrees to reimburse FT Partners periodically, upon request, and in any event upon consummation of a Transaction or upon termination of this Amended and Restated Engagement Letter, for FT Partners’ reasonable, documented out-of-pocket expenses (including the fees and disbursements of legal counsel) arising in connection with any matter referred to in this Amended and Restated Engagement Letter provided that expenses in excess of $500 per expense are communicated and approved in advance by the Company. It is agreed that reasonable expenses for travel and printing of materials for meetings of which the Company is already aware shall be exempt from such advance approval.

Initials:
Company	__________	FT Partners	__________

AvidXchange, Inc.

February 19, 2021

5.	No Exclusivity.

FT Partners acknowledges that the Company may retain additional financial advisors in connection with any Transaction and may retain one or more underwriters in connection with an IPO or any Follow-On Offering, it being understood that no such retention shall modify the fees due to FT Partners hereunder and FT Partners shall serve as co-lead advisor with equal recognition credit in any Company Sale.

6.	Indemnification.

It is the policy and practice of FT Partners to receive indemnification when it is acting as financial advisor on behalf of its clients. Accordingly, the Company agrees to the provisions with respect to indemnification and other matters as set forth in Annex A, which is incorporated by reference into this Amended and Restated Engagement Letter.

7.	Term.

(a) This Amended and Restated Agreement is intended to change the basic terms of the parties’ relationship, by acknowledging that as the Company has grown, its financial advisory needs have changed. The “End Date” is defined as the date that is the earlier of (i) the consummation of a Company Sale or (ii) December 31, 2059. Although we do not anticipate any reason the Company will wish to terminate the engagement, this Amended and Restated Engagement Letter and FT Partners’ services hereunder may be terminated by the Company at any time with or without cause immediately upon written notice to FT Partners. In the event that Steve McLaughlin ceases to be an active principal or senior employee of FT Partners or its successor, then (i) at any time after such cessation, the Company may terminate this Amended and Restated Engagement Letter (a “Key Person Termination”) immediately upon written notice to FT Partners, and (ii) the Tail Period (as defined below) in effect as of the date of such cessation, if any, shall automatically terminate as of such date, and the Company shall have no obligation to pay a Transaction Fee in respect of a Transaction consummated after such date.

(b) Following the termination of this Amended and Restated Engagement Letter for any reason other than as a result of a Company Sale or a Key Person Termination, (i) at or prior to such termination, the Company shall pay FT Partners any unpaid fees and (ii) subject to the provisions of paragraph 5(a) above, FT Partners will be entitled to receive an applicable Transaction Fee any time the Company consummates any Transaction during the Tail Period, whether or not FT Partners is involved in such Transaction. For the avoidance of doubt, FT Partners shall be entitled to such applicable Transaction Fees during the Tail Period regardless of when termination of this Amended and Restated Engagement Letter (other than as a result of a Company Sale or a Key Person Termination) occurs and how long after termination such Transaction takes place. The Tail Period is defined as the period beginning on the date of termination of this Amended and Restated Engagement Letter for any reason other than by a Company Sale or a Key Person Termination and ending on the End Date.

(c) The provisions of this paragraph and paragraphs 3 (Fees), 4 (Expenses), 6 (Indemnification), 8(b), (c) and (d) (Cooperation), 10 (Jurisdiction), 12 (Representations) and 13 (Miscellaneous), as well as Annex A and Annex B, shall survive any termination or expiration of this Amended and Restated Engagement Letter.

8.	Cooperation.

(a) The Company shall furnish FT Partners with all information and data that FT Partners shall reasonably deem appropriate in connection with FT Partners’ activities on the Company’s behalf and shall provide FT Partners full access to the Company’s officers, directors, employees and professional advisors. During the course of a possible Transaction, the Company agrees to promptly advise FT Partners of all developments materially affecting the Company, such proposed Transaction or the accuracy of the information

Initials:
Company	__________	FT Partners	__________

AvidXchange, Inc.

February 19, 2021

previously furnished to FT Partners by the Company. The Company shall furnish to FT Partners a complete set of final documents governing any completed Transaction for retention in FT Partners’ internal records. The Company shall also furnish to FT Partners any documentation FT Partners may reasonably request in order to calculate any Transaction Fee due hereunder.

(b) The Company expressly acknowledges that FT Partners in acting pursuant to this Amended and Restated Engagement Letter (i) will be relying on information and data discussed with or provided by the Company and on information and data available from generally recognized public sources without having independently verified the same, (ii) does not assume responsibilities for the accuracy or completeness of any such information, (iii) will not make an appraisal of any assets, liabilities or other financial statements of the Company or any other party, (iv) retains the right to perform due diligence on the Company during the course of the engagement, and (v) has no obligation to advise or opine on any solvency issues.

(c) The Company acknowledges and agrees that FT Partners’ advice is for the use and information of the Company’s management and Board and only in considering the matters to which this Amended and Restated Engagement Letter relates. Such advice may not be relied upon by any other person including, but not limited to, any security holder, employee or creditor of the Company and may not be used or relied upon for any other purpose. The Company will not disclose such advice to others (except to the Company’s legal and accounting representatives who shall be informed of this provision and except as required by law) or summarize or refer to such advice without, in each case, FT Partners’ prior written consent. The Company shall be responsible for any breach by any of its representatives of this paragraph. In the event the Company is required by law to make any filings with any governmental authority or any disclosure to any third party, including without limitation the security holders of the Company, which mentions FT Partners or the advice rendered by FT Partners hereunder, such disclosure shall be in a form and substance reasonably satisfactory to FT Partners and its counsel. Without limiting the foregoing, any opinions or advice rendered to the Company’s management or Board in the course of the Company’s engagement of FT Partners are for the purpose of assisting the Board or management, as the case may be, and do not constitute a recommendation to any stockholder of the Company concerning action that such stockholder might or should take in connection with any proposed Transaction.

(d) It is understood and agreed that FT Partners will act under this Amended and Restated Engagement Letter as an independent contractor with duties solely to the Company. It is understood that FT Partners’ responsibility to the Company is solely contractual in nature and nothing in this Amended and Restated Engagement Letter or the nature of FT Partners’ services shall be deemed to create a fiduciary or agency relationship between FT Partners and the Company or any other party, including the Company’s stockholders.

(e) In providing the services hereunder, FT Partners shall comply with all applicable laws, rules and regulations, including, without limitation, all applicable state and federal securities laws.

9.	No Commitment.

It is understood that this Amended and Restated Engagement Letter does not constitute an agreement on the part of the Company to consummate any Transaction or Transactions, and nothing in this Amended and Restated Engagement Letter shall prevent the Company from abandoning or otherwise determining not to proceed with any Transaction. The Company shall have final authority to make all decisions with respect to the Transaction (except those affecting FT Partners’ rights and obligations hereunder) including the right to determine whether to proceed with any Transaction.

10.	Jurisdiction.

This Amended and Restated Engagement Letter (including Annex A and Annex B hereto) shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. The Company and FT Partners hereby irrevocably and unconditionally consent to the exclusive jurisdiction of and venue in any New York State or United States Federal Court located in New York County for any action or proceeding arising out of or relating to this Amended and Restated Engagement Letter or the matters

Initials:
Company	__________	FT Partners	__________

AvidXchange, Inc.

February 19, 2021

contemplated hereby and the Company and FT Partners hereby irrevocably agree that all claims in respect of such action or proceeding may and shall be heard in such state or federal court. The Company and FT Partners irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address set forth above. Each of the Company and FT Partners agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Company and FT Partners further waives any objection to any action or proceeding in such state on the basis of forum non conveniens. Notwithstanding anything to the contrary contained herein, nothing in this paragraph is intended to prevent either party hereto from instituting an action in a jurisdiction outside of New York for the sole and exclusive purpose of enforcing a judgment rendered by a New York State or United States Federal Court located in New York County. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING ARISING OUT OF OR RELATED TO THE SERVICES OF FT PARTNERS HEREUNDER AND THE TRANSACTIONS CONTEMPLATED HEREBY IS HEREBY WAIVED BY FT PARTNERS AND BY THE COMPANY.

11.	Announcements.

The Company acknowledges that FT Partners may, at its option and expense, following the public announcement of a Transaction by the Company, place an announcement in such newspapers, electronic media and periodicals as it may choose, stating that FT Partners has acted as a financial and strategic advisor to the Company in connection with any Transaction. The Company agrees that any press release it may issue (jointly or solely) announcing a Company Transaction will contain a reference to FT Partners’ role as financial advisor (or co-lead financial advisor) to the Company in connection with such Transaction.

12.	Representations and Warranties.

The Company hereby represents and warrants to FT Partners that (i) it has all requisite corporate and other power and authority to execute, deliver and perform this Amended and Restated Engagement Letter and the Subscription Agreement, (ii) the execution, delivery and performance of this Amended and Restated Engagement Letter and the Subscription Agreement have been duly authorized by all necessary action on the part of the Company, its board of directors and its equity owners, and do not contravene any provision of the Company’s Certificate of Incorporation (as amended through the date hereof), Bylaws, Investors’ Rights Agreement or any law, decree, order, judgment or contractual restriction binding on the Company or its assets, and (iii) this Amended and Restated Engagement Letter and the Subscription Agreement are valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

13.	Miscellaneous.

The terms of that certain confidentiality letter agreement of even date herewith by and between FT Partners and the Company (the “Confidentiality Agreement“) are hereby incorporated herein by reference.

The Company acknowledges that FT Partners is a financial advisory firm focused exclusively in the financial services and technology sector and as such FT Partners or its affiliates may from time to time effect transactions, for its own account or the account of affiliates or customers, hold positions in securities or options on securities of the Company and other companies which may be the subject of the engagement contemplated by this Amended and Restated Engagement Letter, and may advise or invest in, currently or in the future, companies which may be in competition with or may be potential acquirers or targets of the Company. Although in the course of such engagements, FT Partners may acquire information about the transaction or such other parties, FT Partners shall have no obligation to disclose such information, or the fact that FT Partners is in possession of such information to the Company or to use such information on the Company’s behalf, but may not use any Company confidential information in connection with any transactions on behalf of other parties. All securities related transactions will be handled exclusively by FTP Securities LLC, member FINRA / SIPC.

FT Partners does not provide accounting, tax or legal advice. The Company is authorized, subject to applicable law, to disclose any and all aspects of a Transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without FT Partners imposing any limitation of any kind.

Initials:
Company	__________	FT Partners	__________

AvidXchange, Inc.

February 19, 2021

Unless otherwise agreed in writing by FT Partners, the Company agrees not to solicit the employment of any personnel, employee or sub-contractor of FT Partners, either directly or indirectly, during the term of this Amended and Restated Engagement Letter and a period of three (3) years after its termination, provided that the Company shall not be restricted from hiring any former employee of FT Partners who responds to a public advertisement of employment without any solicitation by the Company.

This Amended and Restated Engagement Letter and the Confidentiality Agreement (a) set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede and cancel any prior communications, understandings and agreements between the parties relating to the subject matter hereof or thereof; (b) may not be amended, modified or waived except in writing executed by each of the parties; and (c) may be signed in counterparts (any of which may be by facsimile or other electronic delivery), each of which shall constitute an original and which together shall constitute one and the same agreement. FT Partners may perform its obligations hereunder either directly or through any of its affiliates. This Amended and Restated Engagement Letter (including Annex A and Annex B hereto) and each party’s rights and obligations hereunder may not be assigned by either party hereto without the other party’s prior written consent. The provisions of this Amended and Restated Engagement Letter shall be binding upon each of FT Partners, the Company and their respective successors and assigns.

Except as set forth in Annex A hereto, nothing in this Amended and Restated Engagement Letter is intended to confer upon any other person (including stockholders, employees or creditors of the Company) any rights or remedies hereunder or by reason hereof.

Each of the Company and FT Partners shall refrain from disparagement or defamation of the other party, and shall use commercially reasonable efforts to cause their respective employees and agents to refrain from such disparagement or defamation, to anyone at any time in the future.

The invalidity or unenforceability of any provision of this Amended and Restated Engagement Letter shall not affect the validity or enforceability of any other provision of this Amended and Restated Engagement Letter, which shall remain in full force and effect pursuant to the terms hereof.

The Company and FT Partners agree that the terms and language of this Amended and Restated Engagement Letter were the result of negotiations between the parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Amended and Restated Engagement Letter shall be resolved against any party. Any controversy over construction of this Amended and Restated Engagement Letter shall be decided without regard to events of authorship or negotiation.

The prevailing party in any dispute to enforce this Amended and Restated Engagement Letter shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements.

In addition to any other relief to which a party may be entitled in connection with any dispute arising under or in connection with this Amended and Restated Engagement Letter, the non-prevailing party or parties in any such dispute shall bear and pay the reasonable costs and expenses (including without limitation reasonable attorneys’ fees and expenses) incurred by the prevailing or substantially prevailing party in connection with resolving such dispute, however resolved.

[Signature Page Follows]

Initials:
Company	__________	FT Partners	__________

AvidXchange, Inc.

February 19, 2021

Please confirm that the foregoing is in accordance with the Company’s understanding by signing and returning to us the enclosed copy of this Amended and Restated Engagement Letter, which shall become a binding agreement upon FT Partners’ receipt and the simultaneous Share Issuance under the Subscription Agreement. FT Partners is delighted to accept this engagement, and we look forward to working with the Company on this assignment.

Very truly yours,

FINANCIAL TECHNOLOGY PARTNERS LP
FTP SECURITIES LLC

By:
Steven J. McLaughlin
Managing Partner

ACCEPTED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE:

AVIDXCHANGE, INC.

By:
Name: Michael Praeger
Title: Chief Executive Officer and Co-Founder

Initials:
Company	__________	FT Partners	__________

AvidXchange, Inc.

February 19, 2021

Annex A

The Company will reimburse FT Partners for its direct, out-of-pocket costs and expenses, including the reasonable fees and expenses of legal counsel, actually incurred in connection with any actual or threatened action, proceeding, claim or investigation brought by or against any person, including stockholders of the Company, which FT Partners has incurred in connection with or as a result of either FT Partners’ engagement by the Company or any matter referred to in this Amended and Restated Engagement Letter, whether or not FT Partners is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company; provided that the Company shall have no obligation to reimburse FT Partners for any such costs or expenses arising directly from the gross negligence or willful misconduct of FT Partners, its representatives or affiliates. The Company also will indemnify and hold FT Partners harmless against any and all losses, claims, damages or liabilities to any such person in connection with or as a result of either FT Partners’ engagement or any matter referred to in this Amended and Restated Engagement Letter, except to the extent of any such loss, claim, damage or liability that has been finally determined to have resulted directly from the gross negligence or willful misconduct of FT Partners, its representatives or affiliates. The Company shall not be liable for any settlement of any litigation or proceeding effected without its written consent, such consent not to be unreasonably withheld or delayed

If for any reason the foregoing indemnification is unavailable to FT Partners or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by FT Partners as a result of such loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative economic interests of the Company and its stockholders on the one hand and FT Partners on the other hand in the matters contemplated by this Amended and Restated Engagement Letter, or (ii) if (but only if) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative economic interests referred to in clause (i) but also the relative fault of the Company, on the one hand, and FT Partners, on the other hand, with respect to such loss, claim, damage or liability as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative economic interests to the Company and FT Partners of a proposed transaction shall be deemed to be in the same proportion that the total value paid, transferred, exchanged or received or contemplated to be paid, transferred, exchanged or received by the Company or its security holders, as the case may be, as a result of or in connection with such transaction bears to the fees paid or to be paid to FT Partners under this Amended and Restated Engagement Letter; provided, however, that if after accounting for the allocation provisions of (i) or (ii) above, FT Partners would retain responsibility for an amount in excess of the aggregate fees actually paid to FT Partners under this Amended and Restated Engagement Letter, then such excess amount shall also be contributed by the Company.

The reimbursement, indemnity and contribution obligations of the Company under this Annex A shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of FT Partners and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of FT Partners and any such affiliate (each such person being an “Indemnified Person”), and shall be binding upon and inure to the benefit of any successors, permitted assigns, heirs and personal representatives of the Company, FT Partners, any such affiliate and any such person.

The Company also agrees that neither FT Partners nor any Indemnified Person shall have any liability to the Company, the stockholders of the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the engagement of FT Partners under this Amended and Restated Engagement Letter, except losses, claims, damages or liabilities incurred by the Company or any such persons that has been finally determined to have resulted directly from the gross negligence or willful misconduct of FT Partners. In no event regardless of the legal theory advanced, shall any Indemnified Person be liable for any consequential, indirect, incidental or special damages of any nature.

Prior to entering into any agreement or arrangement with respect to, or effecting, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth in this Annex A, the Company will notify FT Partners in writing thereof (if not previously so notified) and, if requested by FT Partners, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth in this paragraph, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and upon terms and conditions satisfactory to FT Partners. The provisions of this Annex A shall survive any termination, expiration or completion of the engagement provided by this Amended and Restated Engagement Letter.

Initials:
Company	__________	FT Partners	__________

AvidXchange, Inc.

February 19, 2021

Annex B

Certain Definitions

As used in this Amended and Restated Engagement Letter, a “Transaction” means any of a Company Sale, an IPO, a Capital Raise or a Follow-On Offering. It is contemplated that FT Partners’ engagement may involve a series of transactions; each such transaction shall constitute a Transaction entitling FT Partners to a separate Transaction Fee.

As used in this Amended and Restated Engagement Letter, a “Company Sale” means, whether effected in one transaction or a series of transactions, any merger, consolidation, restructuring, reorganization, recapitalization, joint venture, exchange or other transaction or analogous event after the date hereof pursuant to which at least 50% of the Company’s (x) capital stock or equivalents, or (y) assets (based on the book value thereof), revenue, income or business is transferred to a purchaser or group of affiliated purchasers. A Company Sale resulting in the transfer of at least 50% of the Company’s voting stock constitutes control and represents a completed Company Sale for purposes of determining when the full Transaction Fee is payable and is to be paid. Nevertheless, FT Partners’ advisory efforts pursuant to this Amended and Restated Engagement Letter will continue after control is transferred to assist the Company with a second step merger or similar transaction. For the avoidance of doubt, no Capital Raise, Follow-On Offering and/or IPO shall be deemed to result in a Company Sale unless such transactions are used to effect an acquisition of at least 50% of the Company’s capital stock or equivalents by a single purchaser (or single purchaser together with its affiliates or any other parties who are working together to effect an acquisition of the Company). For further avoidance of doubt, an acquisition by or merger with a publicly traded special purpose acquisition company shall be a Company Sale and not an IPO.

As used in this Amended and Restated Engagement Letter, a “Capital Raise” means a transaction after the date hereof and prior to the completion of an IPO or in conjunction with an IPO in which (i) the Company or the Company’s stockholders sell less than 50% of the Company’s capital stock or equivalents or (ii) the Company issues any convertible debt or other equity-linked debt securities (not including any non-convertible term loan or secured credit facility whether provided by a federal or state chartered bank or non-bank lender). For the avoidance of doubt, “Capital Raise” shall not include an IPO. For the avoidance of doubt, borrowings in the normal course of business from the Company’s existing lenders as of the date hereof (regardless of form) will not be considered a Capital Raise. In addition, any equity or debt amounts contributed by FT Partners, members of the AvidXchange senior management team, Larry Brown, Pat Augustine, Todd Gorelick, Ken Miller or Ross Annable, either made directly or as participation in a FT Partners led Capital Raise, shall not be considered amounts subject to Capital Raise fees.

As used in this Amended and Restated Engagement Letter, an “IPO” means either (i) an underwritten initial public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), of capital stock or equivalents of the Company, or (ii) an offering in which capital stock or equivalents of the Company are sold in a transaction registered under the Securities Act without an underwriting process (a so-called “direct listing”), in each case resulting in gross proceeds $•.

As used in this Amended and Restated Engagement Letter, a “Follow-On Offering” means, at any time following the IPO, the first one or more underwritten public offerings registered under the Securities Act of capital stock or equivalents of the Company until the aggregate of such offerings equals at least $500,000,000 in cumulative aggregate gross proceeds.

For purposes of calculating any Transaction Fee, “Aggregate Consideration” shall be: the total gross proceeds and other consideration, directly or indirectly, paid or payable or otherwise distributed to the Company and/or its security holders (including holders of options, warrants and convertible securities) or affiliates in connection with any Transaction, including, without limitation the following: (i) cash; (ii) notes, securities and other property valued at the fair market value thereof (determined without any discount for restrictions on the free marketability of such property, including without limitation restrictions on transfer under applicable law or pursuant to an agreement, vesting or repurchase rights); (iii) liabilities (other than trade accounts payable, accrued expenses, and other similar liabilities incurred in the ordinary course of business, except to the extent contributing to a net working capital deficit), including all debt, pension liabilities, guarantees and working capital deficit assumed (or that remain outstanding), refinanced or extinguished as part of the Transaction; (iv) payments to be made in installments; and (v) amounts paid or payable under consulting agreements, employment agreements, severance agreements, supply, service, distribution or licensing agreements, agreements not to compete or similar arrangements (including such payments to management), in each case solely to the extent in excess of market terms. Irrespective of the terms in the definitive agreement for any Transaction, Aggregate Consideration shall be determined before taking into account the Transaction Fee and any other expense of the Company incurred in connection with the Transaction. Aggregate Consideration shall also include the aggregate amount of any (i) dividend or other distributions declared by the Company with respect to its stock that are part of a dividend recap or other transaction intended to return material amounts of capital to the Company’s investors or made in connection with a Transaction, and (ii) amounts paid by the Company to repurchase any securities of the Company in connection with the Transaction. Non-cash consideration shall be valued as follows: (x) publicly traded securities shall be valued at the average of their closing prices (as reported in The Wall Street Journal) for the five trading days prior to the closing of the Transaction, and (y) any other non-cash consideration shall be valued at the fair market

Initials:
Company	__________	FT Partners	__________

AvidXchange, Inc.

February 19, 2021

value thereof as determined in good faith by the Company’s Board of Directors and FT Partners on the day prior to the consummation of the Transaction. Amounts paid into escrow and contingent payments made in connection with any Transaction will be included as part of the Aggregate Consideration. In connection with a Company Sale involving the sale of less than 100% of the outstanding voting equity securities of the Company, the Transaction Fee will be payable and calculated under the definition of Aggregate Consideration set forth above as though 100% of the Company’s outstanding voting equity securities on a fully diluted basis had been acquired or sold for the same per share amount paid in the Company Sale in which less than 100% of the Company’s outstanding voting stock is acquired by a purchaser or group of affiliated purchasers.

For the avoidance of doubt, the term “Company” shall include any corporation or other person that becomes the parent company of the Company in connection with any reorganization or restructuring implemented in connection with or in anticipation of an IPO or otherwise (but, for further avoidance of doubt, not including any transaction that is a Company Sale).

Initials:
Company	__________	FT Partners	__________